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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


GENERAL MOTORS CORPORATION                            DELAWARE                        38-0572515
GENERAL MOTORS CAPITAL TRUST D                        DELAWARE                        38-6690680
GENERAL MOTORS CAPITAL TRUST G                        DELAWARE                        38-6690679
(Exact Name of issuer as                   (State or other jurisdiction of          (IRS Employer
specified in its charter)                  incorporation or organization)       Identification Number)

     100 Renaissance Center, Detroit, Michigan 48243-7301; (313) 556-5000 (Address, including zip code, and telephone number, including area code, of principal executive offices)



       Securities to be registered pursuant to Section 12(b) of the Act:


              Title of each class                                   Name of each exchange on which
              to be so registered                                   each class is to be registered
              -------------------                                   ------------------------------

8.67% Trust Originated Preferred Securities(SM) (TOPrS)(SM),          NEW YORK STOCK EXCHANGE
Series D, of General Motors Capital Trust D

Preferred Securities Guarantee by General Motors Corporation          NEW YORK STOCK EXCHANGE
relating to the 8.67% Trust Originated Preferred Securities(SM)
(TOPrS)(SM), Series D

9.87% Trust Originated Preferred Securities(SM) (TOPrS)(SM),          NEW YORK STOCK EXCHANGE
Series G, of General Motors Capital Trust G

Preferred Securities Guarantee by General Motors Corporation          NEW YORK STOCK EXCHANGE
relating to the 9.87% Trust Originated Preferred Securities(SM)
(TOPrS)(SM), Series G

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check
the following box.                                                          [  ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.                       [  ]



       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES

         The information called for by this item is set forth under the captions "Description of Preferred Securities," "Description of the Preferred Securities Guarantees," "Description of the Junior Subordinated Debentures" and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Preferred Securities
         Guarantees" in the Registration Statement on Form S-4 (Registration
         No. 333-25221) of General Motors Corporation, General Motors Capital Trust D and General Motors Capital Trust G as filed on April 15, 1997 and amended on April 24, May 21, May 29 and June 2, 1997 under the Securities Act of 1933, as amended (as amended and supplemented, the "Registration Statement"), which information is incorporated herein by reference.

ITEM 2.  EXHIBITS

         1. Certificate of Trust of General Motors Capital Trust D (incorporated by reference to Exhibit 4(a)(i) to the Registration Statement).

         2. Certificate of Trust of General Motors Capital Trust G (incorporated by reference to Exhibit 4(a)(ii) to the Registration Statement).

         3. Declaration of Trust of General Motors Capital Trust D (incorporated by reference to Exhibit 4(b)(i) to the Registration Statement).

         4. Declaration of Trust of General Motors Capital Trust G (incorporated by reference to Exhibit 4(b)(ii) to the Registration Statement).

         5. Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the 8.67% Trust Originated Preferred Securities, Series D (the "Series D Preferred Securities") (incorporated by reference to Exhibit 4(c)(i) to the Registration Statement).

         6. Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the 9.87% Trust Originated Preferred Securities, Series G (the "Series G Preferred Securities") (incorporated by reference to Exhibit 4(c)(ii) to the Registration Statement).

         7. Form of the Series D Preferred Security (incorporated by reference to Exhibit 4(e)(i) to the Registration Statement).

         8. Form of the Series G Preferred Security (incorporated by reference to Exhibit 4(e)(ii) to the Registration Statement).

         9. Form of the Indenture between General Motors and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 4(d)(i) to the Registration Statement).

         10. Form of the Supplemental Indenture with respect to the Series D Junior Subordinated Debentures between General Motors and Wilmington Trust Company (incorporated by reference to Exhibit 4(d)(ii) to the Registration Statement).

         11. Form of the Supplemental Indenture with respect to the Series G Junior Subordinated Debentures between General Motors and Wilmington Trust Company (incorporated by reference to Exhibit 4(d)(iii) to the Registration Statement).

         12. Form of the Series D Junior Subordinated Debenture (incorporated by reference to Exhibit 4(f)(i) to the Registration Statement).

         13. Form of the Series G Junior Subordinated Debenture (incorporated by reference to Exhibit 4(f)(ii) to the Registration Statement).

         14. Form of Preferred Securities Guarantee relating to Series D Preferred Securities (incorporated by reference to Exhibit 4(g)(i) to the Registration Statement).

         15. Form of Preferred Securities Guarantee relating to Series G Preferred Securities (incorporated by reference to Exhibit 4(g)(ii) to the Registration Statement).




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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                   GENERAL MOTORS CAPITAL TRUST D



                                   By /s/ John D. Finnegan
                                     -----------------------------
                                      John D. Finnegan,
                                      Regular Trustee

                                   GENERAL MOTORS CAPITAL TRUST G


                                   By /s/ John D. Finnegan
                                     -----------------------------
                                      John D. Finnegan,
                                      Regular Trustee

                                   GENERAL MOTORS CORPORATION



                                   By /s/ John D. Finnegan
                                     -----------------------------
                                      John D. Finnegan
                                      Vice President and
                                      Treasurer

Date:  June 5, 1997